UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2022

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencements communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

On August 2, 2022, Sonder Holdings Inc. (the “Company”) announced, as follows:
Appointment of Deeksha Hebbar, Chief Operating Officer
The Company promoted Deeksha Hebbar, 37, to Chief Operating Officer of the Company, effective July 15, 2022. Ms. Hebbar had served as the Company’s Senior Vice President of Operations since September 2021. Previously she served as the Company’s Vice President of Operations from May 2018 to September 2021 and Regional General Manager from September 2017 to May 2018. Prior to joining the Company in 2017, Ms. Hebbar served in various operations roles of increasing responsibility at Luxe Valet, Inc., an on demand parking and valet service acquired by Volvo Car Group, including Vice President of Business from January 2017 to August 2017, and Senior Director of City Operations from April 2016 to January 2017. Ms. Hebbar holds a B.S. in Economics and B.S.E in Engineering from Wharton and the School of Engineering at the University of Pennsylvania’s Jerome Fisher Program in Management and Technology and an MBA from Harvard Business School.
In connection with Ms. Hebbar’s promotion as Chief Operating Officer, the Compensation Committee of the Board (the “Compensation Committee”) granted Ms. Hebbar a stock option award covering 1,836,850 shares of Company common stock, that will vest monthly in 48 equal installments, subject to Ms. Hebbar’s continued employment with the Company on the applicable vesting dates. In connection with her promotion, Ms. Hebbar’s annual base salary is $480,000. Ms. Hebbar will participate in the Company’s Key Executive Change in Control and Severance Plan.
There are no arrangements or understandings between Ms. Hebbar and any other persons pursuant to which Ms. Hebbar was selected to become Chief Operating Officer of the Company, nor are there any family relationships between Ms. Hebbar and any of the Company’s directors or other executive officers subject to disclosure under Item 401(d) of Regulation S-K. Neither Ms. Hebbar nor any related person of Ms. Hebbar has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.
Appointment of Chris Berry, Chief Accounting Officer
The Company appointed Chris Berry, 47, as Senior Vice President and Chief Accounting Officer of the Company, effective August 1, 2022. Mr. Berry joins the Company from Alaska Air Group, Inc. (NYSE: ALK), where he served as Vice President, Corporate Controller, and Chief Accounting Officer from February 2017 to April 2022. Mr. Berry joined Alaska Air Group, Inc. in 2005 and served in various roles of increasing responsibility in SEC reporting, accounting operations, and investor relations, including Managing Director of Accounting, Corporate Controller and Principal Accounting Officer from February 2014 to February 2017, Managing Director, Investor Relations from October 2010 to February 2014, and Director, Financial Reporting and Accounting from March 2005 to October 2010. Mr. Berry holds a Bachelor of Business Administration from the University of Louisiana Monroe and holds a CPA license in Washington State.
In connection with Mr. Berry’s appointment as Chief Accounting Officer, the Compensation Committee will grant Mr. Berry a one-time equity award of 400,000 restricted stock units covering shares of Company common stock, that will vest 25% on the one-year anniversary of the applicable vesting commencement date and in equal quarterly installments thereafter over the next three years, subject to Mr. Berry’s continued employment with the Company on the applicable vesting dates. Mr. Berry’s annual base salary is $400,000. Mr. Berry will participate in the Company’s Key Executive Change in Control and Severance Plan.
There are no arrangements or understandings between Mr. Berry and any other persons pursuant to which Mr. Berry was selected to become Chief Accounting Officer, nor are there any family relationships between Mr. Berry and any of the Company’s directors or other executive officers subject to disclosure under Item 401(d) of Regulation S-K. Neither Mr. Berry nor any related person of Mr. Berry has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On August 2, 2022, the Company issued a press release regarding certain of the matters discussed in Item 5.02. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference as if fully set forth herein.
The information contained within this Item 7.01, including the information in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release issued August 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: August 2, 2022	By:	/s/ Sanjay Banker
	Name:	Sanjay Banker
	Title:	President and Chief Financial Officer